Exhibit 10.29

Addendum Number 4 to the
Convertible Loan Agreement

“Addendum”

of

January 8, 2021

between

NLS Pharmaceutics AG

Alter Postplatz 2

6370 Stans

Switzerland

“Borrower”

and

Alexander Zwyer

Switzerland	“Lender”

(Borrower and Lender each a “Party”

collectively the “Parties”)

regarding

extension of maturity date

Addendum	2/3

WHEREAS

A.	The Borrower is a stock corporation (Aktiengesellschaft) in accordance with Swiss law with its registered seat and principal place of business at Stans (company number CHE-447.067.367). The Company has a share capital of CHF 139’200.00, divided into 6’960’000 registered shares with a nominal value of CHF 0.02 each, which have been fully paid in.

B.	The Lender and the Borrower entered into a convertible loan agreement dated 21 February 2020, as amended on 15 September 2020 (“Agreement”). The Lender agreed to make available to the Borrower a convertible loan in the amount of CHF 150’000 (“Loan Amount”). This Loan Amount was reduced with the amendment dated 15 September 2020 to CHF 100’000.00 (“New Amount”). The Lender granted to the Borrower the New Amount.

C.	The Maturity Date for the repayment of the Convertible Loan together with accrued interest was set at 31 December 2020 (“Maturity Date”).

NOW, THEREFORE, the Parties agree as follows:

Any capitalized terms, if not defined otherwise in this Addendum, shall have the meaning as set forth in the Agreement.

1.	Open Amount

The Parties hereby confirm that the Convertible Loan has not been repaid to the Lender by the Borrower.

2.	Extension of Maturity Date

The Maturity Date as set forth in section 4 of the Agreement shall be extended from 31 December 2020 to 31 March 2021.

The Parties therefore confirm that no default interest as set forth in section 2.2 of the Agreement has accrued so far. In any case, the Lender waives any claim with regard to regular and default interest.

3.	Governing Law and Jurisdiction

This Addendum shall be governed by and construed in accordance with the substantive laws of Switzerland, without reference to principles of conflict of laws or choice of laws.

All disputes arising out of or in connection with the Addendum, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved by the ordinary courts in Stans (NW), Switzerland.

[signature page to follow]

Addendum	3/3

Borrower

NLS Pharmaceutics AG

/s/ Alexander Zwyer	/s/ Ronald Hafner
Name: Alexander Zwyer	Name: Ronald Hafner
Function: Chief Executive Officer	Function: Chairman of the Board

Lender

/s/ Alexander Zwyer
Alexander Zwyer